EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Miller Energy Resources, Inc. (the “Company”) on Form 10-Q for the period ended October 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Scott M. Boruff, Chief Executive Officer, and I, David Voyticky, Chief Financial Officer, of the Company, each certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: December 12, 2011	By:	/s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer, principal executive officer

	By:	/s/ David J. Voyticky
David J. Voyticky, Chief Financial Officer, principal financial officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request